Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:

Investor Relations

610-925-2000

GENESIS HEALTHCARE

REPORTS FIRST QUARTER 2017 RESULTS

KENNETT SQUARE, PA – (May 9, 2017) – Genesis HealthCare (Genesis, or the Company) (NYSE:GEN), one of the largest post-acute care providers in the United States, today announced operating results for the first quarter ended March 31, 2017.

First Quarter 2017 Results

•	US GAAP revenue in the first quarter of 2017 was $1.39 billion compared to $1.47 billion in the prior year quarter;
•	US GAAP net loss attributable to Genesis HealthCare, Inc. in the first quarter of 2017 was $50.8 million compared to $43.0 million in the prior year quarter;

•	Adjusted EBITDAR in the first quarter of 2017 was $165.7 million compared to $178.4 million in the prior year quarter; and
•	Adjusted EBITDA in the first quarter of 2017 was $129.6 million compared to $141.0 million in the prior year quarter.

“First quarter results were in-line with our expectations and we are very pleased with the execution and management of the controllable aspects of our business,” noted George V. Hager, Jr., Chief Executive Officer of Genesis. “Disciplined management of our costs, progress on receivable collections and bad debts, and continued positive growth in our value-based initiatives all contributed to a solid quarter.  The majority of our Adjusted EBITDAR decline year-over-year can be attributed to the net impact of divestitures, reduced funding in the state of Texas and one fewer day in this year’s first quarter because of the 2016 leap year.”

“We continue to believe industry fundamentals will remain under pressure in 2017, but are encouraged by sequential volume and mix trends more in-line with historical seasonal patterns and some moderation in labor inflation,” continued Hager. “We are also ahead of schedule on our non-strategic asset divestitures, which will allow for increased focus on markets where we have geographic density.”

Business Development and Divestitures

Since Genesis’ last earnings announcement, the Company has divested 25  skilled nursing facilities as part of its strategy to exit challenging, low density markets and focus on investment and growth in core, strategic markets. Divestitures included:

•

The previously announced sale of operations known as ‘Phase 1.’  The sale, effective April 1, 2017, involved 18 facilities in the states of Kansas, Missouri, Nebraska and Iowa.  The 18 facilities had annual revenue of $110.1 million, $(3.0) million Adjusted EBITDA and $10.7 million of pre-tax net loss.  Net proceeds of $80.2 million from the sale were used to pay down debt; and
•

The divestiture of six leased facilities, which occurred at various points during the first quarter of 2017, and one additional leased facility divestiture in April 2017.  The seven facilities had annual net revenue of $44.7 million, Adjusted EBITDA of $2.7 million and a pre-tax net income of $1.3 million.

The Company expects to divest an additional 12 underperforming assets or assets in non-strategic markets during the remainder of 2017.

In March 2017, Genesis broke ground on its 12th PowerBack Rehabilitation location in Exton, Pennsylvania, just 12 miles from its Kennett Square headquarters. PowerBack Rehabilitation was launched by Genesis in 2012 in response to the market demand for shorter post-hospital patient recovery periods and fewer post-discharge setbacks. The other 11 PowerBack centers are located in New Jersey, Pennsylvania, Colorado, Maryland and Texas.

In April 2017, Genesis entered into a strategic dining and nutrition partnership to further leverage its national platforms, process expertise and technology.   The relationship, which is expected to be accretive to Genesis, will provide additional liquidity, cost efficiency and enhanced operational performance.

Balance Sheet and Cash Flows

“The business generated strong operating cash flow of $44.6 million in the quarter fueled by good trade receivable collections and working capital management,” said Tom DiVittorio, Chief Financial Officer of Genesis. “Our revolving credit facility borrowings are at their lowest point in a year and our liquidity will be further enhanced in the second quarter following closing of the recent asset sales and the strategic dining and nutrition partnership.”

Laying a Strong Foundation for the Future

As the industry continues to migrate from fee-for-service to pay-for-value, Genesis continues to make significant progress in repositioning for success over the long-term.  Genesis continues to build its unique capabilities in the areas of in-home rehabilitation therapy, physician services and care transitions as a means to drive performance and outcomes under the government’s bundled payment and Medicare Shared Savings Program (MSSP) initiatives.

Bundled Payments

Genesis’ Model 3 Bundled Payment Care Initiative program continues to perform to expectations generating positive results.  During the first quarter of 2017, Genesis recognized $3.5 million of favorable estimated settlements. With more than a year of experience under the program, Genesis’ bundled payment centers have consistently improved performance yielding year-over-year and sequential quarter settlement growth.

Medicare Shared Savings Program (MSSP)

Effective January 1, 2016, Genesis HealthCare ACO began participating in the MSSP through its Genesis Physician Services (GPS) division. During 2016, the Company managed approximately 13,300 Medicare fee for service beneficiaries with annualized Medicare spend of more than $755 million.  During 2016, the MSSP required the Company to save at least 3% of the total Medicare spend under management in order to share in up to 50 percent of the savings with the Centers for Medicare & Medicaid Services (CMS). Final reconciliations are not expected until mid-2017.

Vitality to You

Genesis’ unique Vitality to You service offering that extends Genesis Rehabilitation’s therapy services into the community increased revenue 6.2% year-over-year and now provides community rehabilitation in 38 states across the nation.

2017 Guidance

The Company is reaffirming its previously announced guidance ranges for 2017, with the following exceptions:

•	The high-end of the revenue range is being revised from $5.6 billion to $5.5 billion to reflect the known timing of certain recent facility divestitures.

•

The estimated net loss attributable to Genesis Healthcare,  Inc. is being revised to include estimates of certain non-recurring/non-cash charges and greater precision in the estimated income tax provision.

	2017 Guidance
($ in millions)	Low	Mid	High
GAAP Performance Measures and Key Data:
Revenue	$5,400.0	$5,450.0	$5,500.0
Lease expense	133.0	135.0	137.0
Net loss attributable to Genesis Healthcare, Inc.	(159.0)	(153.0)	(148.0)
Non-GAAP Performance Measures and Key Data:
EBITDA	$503.0	$519.0	$535.0
Adjusted EBITDA	542.0	558.0	573.0
Additional lease payments not included in GAAP lease expense*	354.0	354.0	354.0
Non-GAAP Valuation Measures:
Adjusted EBITDAR	$675.0	$692.0	$710.0

*- includes approximately $12 million of lease payments that will lapse between 2020 and 2021

Conference Call

Genesis HealthCare will hold a conference call at 10:00 a.m. Eastern Time on Tuesday, May 9, 2017 to discuss financial results for the first quarter ended 2017.  Investors can access the conference call by calling (855) 849-2198 or live via a listen-only webcast through the Genesis website at http://www.genesishcc.com/investor-relations/, where a replay of the call will also be posted for one year.

About Genesis HealthCare

Genesis HealthCare (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with more than 450 skilled nursing centers and assisted/senior living communities in 30 states nationwide. Genesis subsidiaries also supply rehabilitation and respiratory therapy to approximately 1,700 healthcare providers in 45 states, the District of Columbia and China.  References made in this release to "Genesis," "the Company," "we," "us" and "our" refer to Genesis HealthCare and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “plans,” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, anticipated cost management, anticipated business development, anticipated financing activities and anticipated demographic and supply-demand trends facing the industry. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

• reductions and/or delays in Medicare or Medicaid reimbursement rates, or changes in the rules governing the Medicare or Medicaid programs could have a material adverse effect on our revenues, financial condition and results of operations;

• reforms to the U.S. healthcare system that have imposed new requirements on us and uncertainties regarding potential material changes to such reforms;

• revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;

• our success being dependent upon retaining key executives and personnel;

• it can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which, along with a growing number of minimum wage and compensation related regulations, can increase our costs related to these employees;

• recently enacted changes in Medicare reimbursements for physician and non-physician services could impact reimbursement for medical professionals. Moreover, payment annual caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations;

• we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

• our physician services operations are subject to corporate practice of Medicare laws and regulations. Our failure to comply with these laws and regulations could have a material adverse effect on our business and operations;

• we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice. These investigations and audits could result in adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition, and reputation;

• significant legal actions, which are commonplace in our industry, could subject us to increased operating costs, which could materially and adversely affect our results of operations, liquidity, financial condition, and reputation;

• insurance coverages, including professional liability coverage, may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

• failure to maintain effective internal control over financial reporting could have an adverse effect on our ability to report on our financial results on a timely and accurate basis;

• we may be unable to reduce costs to offset decreases in our patient census levels or other expenses timely and completely;

• completed and future acquisitions may consume significant resources, may be unsuccessful and could expose us to unforeseen liabilities and integration risks;

• we lease a significant number of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions, special charges and leases that are not economically efficient in the current business environment;

• our substantial indebtedness, scheduled maturities and disruptions in the financial markets could affect our ability to obtain financing or to extend or refinance debt as it matures, which could negatively impact our results of operations, liquidity, financial condition and the market price of our common stock;

• our potential issuance of debt securities that are convertible into our common stock could result in dilution of common stockholders’ percentage ownership of our company, if such debt securities are converted to common stock;

• we are subject to numerous covenants and requirements under our various credit and leasing agreements and a breach of any such covenants or requirements could, unless timely and effectively remediated, lead to default and potential cross default under such agreements;

• the holders of a majority of the voting power of Genesis’ common stock have entered into an extended voting agreement, and the voting group’s interests may conflict with the interests of other stockholders;

• some of our directors are significant stockholders or representatives of significant stockholders, which may present issues regarding diversion of corporate opportunities and other potential conflicts; and

• we are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 when it is filed, discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this release. Investors are cautioned not to place undue reliance on these forward-looking statements.

###

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended March 31,
	2017	2016
Net revenues	$1,389,132	$1,472,218
Salaries, wages and benefits	824,494	867,717
Other operating expenses	342,257	361,097
General and administrative costs	45,122	48,427
Provision for losses on accounts receivable	23,528	26,493
Lease expense	36,100	37,316
Depreciation and amortization expense	64,369	61,765
Interest expense	124,754	135,181
Investment income	(1,109)	(481)
Other loss	9,034	12
Transaction costs	3,025	1,754
Skilled Healthcare and other loss contingency expense	—	1,626
Equity in net income of unconsolidated affiliates	(134)	(763)
Loss before income tax expense	(82,308)	(67,926)
Income tax expense	1,284	3,064
Loss from continuing operations	(83,592)	(70,990)
Loss from discontinued operations, net of taxes	(21)	(38)
Net loss	(83,613)	(71,028)
Less net loss attributable to noncontrolling interests	32,852	27,989
Net loss attributable to Genesis Healthcare, Inc.	$(50,761)	$(43,039)

Loss per common share:
Basic and diluted:
Weighted-average shares outstanding for loss from continuing operations per share	91,880	89,198
Net loss per common share:
Loss from continuing operations attributable to Genesis Healthcare, Inc.	$(0.55)	$(0.48)
Loss from discontinued operations, net of taxes	(0.00)	(0.00)
Net loss attributable to Genesis Healthcare, Inc.	$(0.55)	$(0.48)

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

(IN THOUSANDS)

	March 31,	December 31,
	2017	2016
Assets:
Current assets:
Cash and equivalents	$51,793	$51,408
Accounts receivable, net of allowances for doubtful accounts	808,669	832,109
Other current assets	170,087	175,470
Total current assets	1,030,549	1,058,987
Property and equipment, net of accumulated depreciation	3,709,242	3,765,393
Identifiable intangible assets, net of accumulated amortization	168,793	175,566
Goodwill	439,912	440,712
Other long-term assets	340,013	338,543
Total assets	$5,688,509	$5,779,201

Liabilities and Stockholders' Deficit:
Current liabilities:
Accounts payable and accrued expenses	$421,356	$474,073
Accrued compensation	189,477	181,841
Other current liabilities	213,210	201,646
Total current liabilities	824,043	857,560

Long-term debt	1,110,826	1,146,550
Capital lease obligations	985,169	997,340
Financing obligations	2,889,324	2,867,534
Other long-term liabilities	690,670	640,405
Stockholders' deficit	(811,523)	(730,188)
Total liabilities and stockholders' deficit	$5,688,509	$5,779,201

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Three months ended March 31,
	2017	2016

Net cash provided by operating activities (1)	$44,630	$24,446
Net cash (used in) provided by investing activities	(21,301)	58,117
Net cash used in financing activities	(22,944)	(91,902)
Net increase (decrease) in cash and equivalents	385	(9,339)
Beginning of period	51,408	61,543
End of period	$51,793	$52,204

(1) - Net cash provided by operating activities in the three months ended March 31,  2017 and 2016 includes approximately $3.0 million and $2.0 million, respectively, of cash payments for transaction-related costs.

GENESIS HEALTHCARE, INC.

KEY PERFORMANCE AND VALUATION MEASURES

(UNAUDITED)

	Three months ended March 31,
	2017	2016
	(In thousands)
Financial Results
Net revenues	$1,389,132	$1,472,218
EBITDA	106,815	129,020
Adjusted EBITDAR	165,690	178,351
Adjusted EBITDA	129,590	141,035
Net loss attributable to Genesis Healthcare, Inc.	(50,761)	(43,039)

INPATIENT SEGMENT:	Three months ended March 31,
	2017	2016
Occupancy Statistics - Inpatient
Available licensed beds in service at end of period	57,394	57,908
Available operating beds in service at end of period	55,376	56,446
Available patient days based on licensed beds	5,165,460	5,274,061
Available patient days based on operating beds	4,984,784	5,133,219
Actual patient days	4,264,825	4,417,347
Occupancy percentage - licensed beds	82.6%	83.8%
Occupancy percentage - operating beds	85.6%	86.1%
Skilled mix	20.6%	21.2%
Average daily census	47,387	48,542
Revenue per patient day (skilled nursing facilities)
Medicare Part A	$523	$513
Medicare total (including Part B)	563	552
Insurance	449	441
Private and other	312	303
Medicaid	217	219
Medicaid (net of provider taxes)	197	200
Weighted average (net of provider taxes)	$271	$274
Patient days by payor (skilled nursing facilities)
Medicare	508,636	569,749
Insurance	328,612	312,148
Total skilled mix days	837,248	881,897
Private and other	279,384	298,752
Medicaid	2,944,333	2,975,751
Total Days	4,060,965	4,156,400
Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	12.5%	13.7%
Insurance	8.1%	7.5%
Skilled mix	20.6%	21.2%
Private and other	6.9%	7.2%
Medicaid	72.5%	71.6%
Total	100.0%	100.0%
Facilities at end of period
Skilled nursing facilities:
Leased	368	381
Owned	60	49
Joint Venture	5	5
Managed *	34	40
Total skilled nursing facilities	467	475
Total licensed beds	57,252	57,904
Assisted living facilities:
Leased	19	30
Owned	4	4
Joint Venture	1	1
Managed	2	2
Total assisted living facilities	26	37
Total licensed beds	2,182	3,001
Total facilities	493	512

Total Jointly Owned and Managed– (Unconsolidated)	15	21

REHABILITATION THERAPY SEGMENT**:	Three months ended March 31,
	2017	2016
Revenue mix %:
Company-operated	38%	36%
Non-affiliated	62%	64%
Sites of service (at end of period)	1,575	1,634
Revenue per site	$156,555	$166,499
Therapist efficiency %	69%	70%

* In 2016 and 2017, includes 20 facilities located in Texas for which the real estate is owned by Genesis.

** Excludes respiratory therapy services.

Reasons for Non-GAAP Financial Disclosure

The following discussion includes references to Adjusted EBITDAR, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures (collectively, Non-GAAP Financial Measures). A non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position and cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States.  We have provided reconciliations of the Non-GAAP Financial Measures to the most directly comparable GAAP financial measures.

We believe the presentation of Non-GAAP Financial Measures provides useful information to investors regarding our results of operations because these financial measures are useful for trending, analyzing and benchmarking the performance and value of our business.  By excluding certain expenses and other items that may not be indicative of our core business operating results, these Non-GAAP Financial Measures:

•allow investors to evaluate our performance from management’s perspective, resulting in greater transparency with respect to supplemental information used by us in our financial and operational decision making;

•facilitate comparisons with prior periods and reflect the principal basis on which management monitors financial performance;

•facilitate comparisons with the performance of others in the post-acute industry;

•provide better transparency as to the measures used by management and others who follow our industry to estimate the value of our company; and

•allow investors to view our financial performance and condition in the same manner as our significant landlords and lenders require us to report financial information to them in connection with determining our compliance with financial covenants.

We use Non-GAAP Financial Measures primarily as performance measures and believe that the GAAP financial measure most directly comparable to them is net income (loss) attributable to Genesis Healthcare, Inc.  We use Non-GAAP Financial Measures to assess the value of our business and the performance of our operating businesses, as well as the employees responsible for operating such businesses.  Non-GAAP Financial Measures are useful in this regard because they do not include such costs as interest expense, income taxes and depreciation and amortization expense which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates.  By excluding such factors when measuring financial performance, many of which are outside of the control of the employees responsible for operating our business units, we are better able to evaluate value and the operating performance of the business unit and the employees responsible for business unit performance.  Consequently, we use these Non-GAAP Financial Measures to determine the extent to which our employees have met performance goals, and therefore the extent to which they may or may not be eligible for incentive compensation awards.

We also use Non-GAAP Financial Measures in our annual budget process.  We believe these Non-GAAP Financial Measures facilitate internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance.  The presentation of these Non-GAAP Financial Measures is consistent with our past practice and we believe these measures further enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

Although we use Non-GAAP Financial Measures as financial measures to assess value and the performance of our business, the use of these Non-GAAP Financial Measures is limited because they do not consider certain material costs necessary to operate the business.  These costs include our lease expense (only in the case of EBITDAR and Adjusted EBITDAR), the cost to service debt, the depreciation and amortization associated with our long-lived assets, losses (gains) on extinguishment of debt, transaction costs, long-lived asset impairment charges, federal and state income tax expenses, the operating results of our discontinued businesses and the income or loss attributable to non-controlling interests.  Because Non-GAAP Financial Measures do not consider these important elements of our cost structure, a user of our financial information who relies on Non-GAAP Financial Measures as the only measures of our performance could draw an incomplete or misleading conclusion regarding our financial performance.  Consequently, a user of our financial information should consider net income (loss) attributable to Genesis Healthcare, Inc. as an important measure of its financial performance because it provides the most complete measure of our performance.

Other companies may define Non-GAAP Financial Measures differently and, as a result, our Non-GAAP Financial Measures may not be directly comparable to those of other companies.  Non-GAAP Financial Measures do not represent net income (loss), as defined by GAAP. Non-GAAP Financial Measures should be considered in addition to, not a substitute for, or superior to, GAAP Financial Measures.

We use the following Non-GAAP Financial Measures that we believe are useful to investors as key valuation and operating performance measures:

EBITDA

We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (interest and lease expense) and our asset base (depreciation and amortization expense) from our operating results.  In addition, covenants in our debt agreements use EBITDA as a measure of financial compliance.

Adjustments to EBITDA

We adjust EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding, in the case of EBITDAR, the value of our business, and, in the case of EBITDA, our ongoing operating performance.  We believe that the presentation of Adjusted EBITDA, when combined with GAAP net income (loss) attributable to Genesis Healthcare, Inc., and EBITDA, is beneficial to an investor’s complete understanding of our operating performance. In addition, such adjustments are substantially similar to the adjustments EBITDA provided for in the financial covenant calculations contained in our lease and debt agreements.

We adjust EBITDA for the following items:

•

Loss on extinguishment of debt. We recognize losses on the extinguishment of debt when we refinance our debt prior to its original term, requiring us to write-off any unamortized deferred financing fees.  We exclude the effect of losses or gains recorded on the early extinguishment of debt because we believe these gains and losses do not accurately reflect the underlying performance of our operating businesses.

•

Other income (loss).  We primarily use this income statement caption to capture gains and losses on the sale or disposition of assets.  We exclude the effect of such gains and losses because we believe they do not accurately reflect the underlying performance of our operating businesses.

•

Transaction costs. In connection with our acquisition and disposition transactions, we incur costs consisting of investment banking, legal, transaction-based compensation and other professional service costs.  We exclude acquisition and disposition related transaction costs expensed during the period because we believe these costs do not reflect the underlying performance of our operating businesses.

•

Severance and restructuring.  We exclude severance costs from planned reduction in force initiatives associated with restructuring activities intended to adjust our cost structure in response to changes in the business environment.  We believe these costs do not reflect the underlying performance of our operating businesses.  We do not exclude severance costs that are not associated with such restructuring activities.

•

Long-lived asset impairment charges.  We exclude non-cash long-lived asset impairment charges because we believe including them does not reflect the ongoing operating performance of our operating businesses.  Additionally, such impairment charges represent accelerated depreciation expense, and depreciation expense is excluded from EBITDA.

•

Losses of newly acquired, constructed or divested businesses.  The acquisition and construction of new businesses is an element of our growth strategy.  Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition.  Newly constructed or developed businesses also generate losses while in their start-up phase.  We view these losses as both temporary and an expected component of our long-term investment in the new venture.  We adjust these losses when computing Adjusted EBITDA in order to better analyze the performance of our mature ongoing business.  The activities of such businesses are adjusted when computing Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA.  The operating performance of new businesses is no longer adjusted when computing Adjusted EBITDA beginning in the period in which a new business generates positive Adjusted EBITDA and all periods thereafter.  The divestiture of underperforming or non-strategic facilities is also an element of our business strategy.  We eliminate the results of divested facilities beginning in the quarter in which they become divested.  We view the losses associated with the wind-down of such divested facilities as not indicative of the performance of our ongoing operating business.

•

Stock-based compensation.  We exclude stock-based compensation expense because it does not result in an outlay of cash and such non-cash expenses do not reflect the underlying operating performance of our operating businesses.

•

Other Items.  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of our operating businesses.  In the current reporting period, we incurred the following expenses that we believe are non-recurring in nature and do not reflect the value or ongoing operating performance of the Company or our operating businesses.

(1)

Skilled Healthcare and other loss contingency expense – We exclude the estimated settlement cost and any adjustments thereto regarding the four legal matters inherited by Genesis in the Skilled and Sun Transactions and disclosed in the commitments and contingencies footnote to our consolidated financial statements describing our material legal proceedings.   In the three months ended March 31, 2017, we recognized no additional expense related to these matters.  In the three months ended March 31, 2016, we recorded $1.6 million related to these matters.  We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters.  We do not exclude the estimated settlement costs associated with all other legal and regulatory matters arising in the normal course of business.  Also, we do not believe the excluded costs reflect the underlying performance of our operating businesses.

(2)

Regulatory defense and related costs – We exclude the costs of investigating and defending the matters associated with the Skilled Healthcare and other loss contingency expense as noted in footnote (1).  We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters. Also, we do not believe the excluded costs reflect the value or underlying performance of our business.

(3)

Other non-recurring costs – In the three months ended March 31, 2016, we excluded $0.8 million of costs incurred in connection with a settlement of disputed costs related to previously reported periods and a regulatory audit associated with acquired businesses and related to pre-acquisition periods.  We do not believe the excluded costs are recurring or reflect the underlying performance of our business.

See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to EBITDA and Adjusted EBITDA included herein.

Adjusted EBITDAR

We use Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures.  Adjusted EBITDAR is also a commonly used measure to estimate the enterprise value of businesses in the healthcare industry. In addition, covenants in our lease agreements use Adjusted EBITDAR as a measure of financial compliance.

The adjustments made and previously described in the computation of Adjusted EBITDA are also made when computing Adjusted EBITDAR.  See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to Adjusted EBITDAR included herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

(IN THOUSANDS)

	Three months ended March 31,
	2017	2016

Net loss attributable to Genesis Healthcare, Inc.	$(50,761)	$(43,039)
Adjustments to compute EBITDA:
Loss from discontinued operations, net of taxes	21	38
Net loss attributable to noncontrolling interests	(32,852)	(27,989)
Depreciation and amortization expense	64,369	61,765
Interest expense	124,754	135,181
Income tax expense	1,284	3,064
EBITDA	$106,815	$129,020
Adjustments to compute Adjusted EBITDA:
Other loss	9,034	12
Transaction costs	3,025	1,754
Severance and restructuring	4,180	3,016
Losses of newly acquired, constructed, or divested businesses	3,993	1,973
Stock-based compensation	2,286	1,860
Skilled Healthcare and other loss contingency expense (1)	—	1,626
Regulatory defense and related costs (2)	257	940
Other non-recurring costs (3)	—	834
Adjusted EBITDA	$129,590	$141,035

Additional lease payments not included in GAAP lease expense	86,624	87,501

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS)

	Three months ended March 31,
	2017	2016

Net loss attributable to Genesis Healthcare, Inc.	$(50,761)	$(43,039)
Adjustments to compute Adjusted EBITDAR:
Loss from discontinued operations, net of taxes	21	38
Net loss attributable to noncontrolling interests	(32,852)	(27,989)
Depreciation and amortization expense	64,369	61,765
Interest expense	124,754	135,181
Income tax expense	1,284	3,064
Lease expense	36,100	37,316
Other loss	9,034	12
Transaction costs	3,025	1,754
Severance and restructuring	4,180	3,016
Losses of newly acquired, constructed, or divested businesses	3,993	1,973
Stock-based compensation	2,286	1,860
Skilled Healthcare and other loss contingency expense (1)	—	1,626
Regulatory defense and related costs (2)	257	940
Other non-recurring costs (3)	—	834
Adjusted EBITDAR	$165,690	$178,351